UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2014

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, pursuant to a Current Report on Form 8-K and the press released furnished as Exhibit 99.1 thereto, Juniper Networks, Inc. (the "Company") announced that Rami Rahim had been appointed as Chief Executive Officer of the Company.

Employment Offer Letter

On November 18, 2014, in connection with Mr. Rahim’s appointment as Chief Executive Officer, the Company and Mr. Rahim entered into an employment offer letter (the "Agreement"). The Agreement has no specified term, and Mr. Rahim’s employment with the Company will be on an at-will basis.

The material terms of the Agreement are summarized below.

Base Salary

Mr. Rahim will receive an annual base salary of $1,000,000, subject to annual review.

Annual Cash Incentive Bonus

Mr. Rahim will be eligible for incentive compensation as a participant in the Company’s Executive Annual Incentive Bonus Plan for its executive officers with an annualized bonus target of 175% of base salary. However, Mr. Rahim’s 2014 target incentive under the plan will be calculated based on (i) ten months with an annualized bonus target of 150% of base salary and (ii) two months with an annualized bonus target of 175% of base salary.

Price Vested Shares

In order to create increased alignment between executive compensation and company performance, as measured by stock price, on November 21, 2014, Mr. Rahim will receive a performance-contingent RSU award (the "Price Vested Shares") for an aggregate number of shares of the Company’s common stock (the "Common Stock") having a value of $5,000,000, calculated based on the average closing price of the Common Stock over the 90 days preceding the date of grant. The Price Vested Shares shall vest as follows: (i) 33% of the Price Vested Shares will vest immediately if the ASP (as defined below) equals or exceeds $29.00 between November 1, 2015 and October 31, 2017; (ii) 67% of the Price Vested Shares (minus any portion of which have previously vested under clause (i) above) will vest immediately if the ASP equals or exceeds $32.50 between November 1, 2016 and October 31, 2018; and (iii) 100% of the Price Vested Shares (minus any portion of which have previously vested under clauses (i) or (ii) above) vest immediately if the ASP equals or exceeds $40.00 between November 1, 2017 and October 31, 2019. For purposes hereof, "ASP" means the average closing market price of the Common Stock over a period of 60 consecutive trading days.

2015 Equity Awards

The Agreement also specified the equity awards Mr. Rahim will receive in 2015 as part of the Company’s annual executive compensation cycle. Subject to grant by the Compensation Committee of the Board (the "Compensation Committee"), in February 2015, Mr. Rahim will receive equity awards with a total aggregate value of $6,750,000. The allocation of value between restricted stock units, price vested awards, performance shares or other types of equity awards will be based on the same proportions used for awards made to the Company’s Grade 16 and 15 officers in February 2015, and the vesting schedules for such equity awards will be the same as established for awards made to the Company’s Grade 16 and 15 officers in February 2015. The conversion of such dollar values into a number of shares of Common Stock will be based on the same per share price determined by the Compensation Committee for the equity awards made to other Section 16 officers in February 2015.

Expenses

The Company will also reimburse Mr. Rahim for reasonable and actual out-of-pocket expenses of up to $10,000 associated with review of his employment offer by his legal and financial advisors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Rahim’s bonuses and equity awards will be subject to the Company’s "clawback" policies as in effect from time to time.

Severance and Change in Control Agreements

On November 19, 2014, the Company entered into its standard form severance agreement with Mr. Rahim, which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on November 10, 2014, and is incorporated by reference herein. Mr. Rahim’s severance agreement will expire on January 1, 2017.

In addition, on November 19, 2014, the Company entered into its change of control agreement (the "Change of Control Agreement") with Mr. Rahim. The Change of Control Agreement will expire on January 1, 2016.

Upon a change of control of the Company, provided that Mr. Rahim signs a release of claims and complies with certain post-termination non-solicitation and non-competition provisions, Mr. Rahim will receive change of control benefits if either (i) between the date that is four months following a change of control and the date that is twelve months following a change of control he terminates his employment for Good Reason (as defined below), or (ii) within twelve months following a change of control the Company terminates his employment for other than Cause (as defined below). The change of control benefits consist of (i) a cash payment equal to his annual base salary and target bonus for the fiscal year in which the change of control or Mr. Rahim’s termination occurs, whichever is greater; (ii) $36,000 in lieu of continuation of benefits; and (iii) acceleration of his then unvested equity awards that vest based on time and, with respect to equity awards that vest wholly or in part based on factors other than time, such as performance, (a) any portion for which the measurement or performance period or performance measures have been completed shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (b) the remaining portions shall immediately vest or become exercisable in an amount equal to the number that would be calculated if the performance measures were achieved at the target level; provided however, that if there is no "target" number, then the number that vests shall be 100% of the amounts that could vest with respect to that measurement period.

For purposes hereof, "Cause" means (i) an act of personal dishonesty taken by Mr. Rahim in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment; or (ii) his being convicted of, or pleading nolo contendere to a felony; or (iii) a willful act by Mr. Rahim which constitutes gross misconduct and which is injurious to the Company; or (iv) following delivery to Mr. Rahim of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that he has not substantially performed his duties, continued violations by him of his obligations to the Company which are demonstrably willful and deliberate on his part. For purposes hereof, "Good Reason" means Mr. Rahim’s termination of employment, if one or more of the following events occur without his written consent: (i) a material reduction of his duties, title, authority or responsibilities, relative to his duties, title, authority or responsibilities as in effect immediately prior to such reduction; or (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to him immediately prior to such reduction; or (iii) a reduction by the Company in his base compensation or total target cash compensation as in effect immediately prior to such reduction; or (iv) a material reduction by the Company in the kind or level of benefits to which he was entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or (v) his relocation to a facility or a location more than 40 miles from his then present location.

The foregoing description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Change of Control Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2013, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Employment Offer Letter, dated November 18, 2014 between Juniper Networks, Inc. and Rami Rahim

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

November 24, 2014	By:	/s/ Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 18, 2014 between Juniper Networks, Inc. and Rami Rahim